SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                               ________________________

                                       FORM 8-K

                                    CURRENT REPORT



                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported)   May 9, 1995
                                                           ----------------

                                 Travelers Group Inc.
          ----------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


            Delaware                  1-9924           52-1568099
           --------------         ----------------   ---------------
          (State or other           (Commission      (IRS Employer
          jurisdiction of           File Number)     Identification No.)
          incorporation)


               388 Greenwich Street, New York, New York         10013
          ----------------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)


                                    (212) 816-8000
          ----------------------------------------------------------------
                 (Registrant's telephone number, including area code)


          The Travelers Inc., 65 East 55th Street, New York, New York 10022
          -----------------------------------------------------------------
            (Former name and former address, if changed since last report)

                              Travelers Group Inc.
                           Current Report on Form 8-K


Item 5. Other Events

Results of Operations

Travelers Group Inc., formerly The Travelers Inc., (the Company) had first quarter operating earnings of $1.01 per share, up from $.99 per share in the 1994 period. Total operating earnings were $338.0 million, compared to $342.6 million, on average common shares of 315.5 million and 326.8 million, respectively. The decline in shares reflects the repurchase of 12.5 million shares over the last twelve months including 2.1 million shares repurchased in the first quarter of 1995. As previously announced, in February, the Board of Directors approved a $600 million repurchase authorization which will be implemented over time.

Net income for the 1995 quarter was $340.0 million, or $1.01 per share, which includes a gain of $20.0 million from the sale in January of the Travelers Insurance Company's group life insurance businesses to Metropolitan Life Insurance Company as well as reported investment portfolio losses of $18.0 million. This compares with net income in the 1994 quarter of $339.8 million, or $0.98 per share, which included reported investment portfolio losses of $2.8 million.

As of March 31, 1995, book value per share was $27.67, a 12% increase over year-end 1994 book value of $24.77. Excluding the impact of FAS 115, book value at the end of March would be $29.33, compared to $28.94 at December 31, 1994.

                               INVESTMENT SERVICES
SMITH BARNEY OPERATING EARNINGS:
          $99.6 MILLION VERSUS $144.3 MILLION IN 1994 PERIOD

Smith Barney experienced a significant improvement in the period from the difficult industry conditions of the past three quarters, although results are down versus the extremely strong first quarter last year.

Revenues net of interest expense declined 10% compared to 1994's first quarter, reflecting lower retail commissions and an industry-wide decline in domestic underwritings of new stock and bond issues. Principal trading revenues were higher in almost all product categories -- a total increase of 18% -- reflecting the build-up of these capabilities over the last year. Results were particularly strong in taxable fixed income, municipal and foreign exchange trading, but were mitigated somewhat by a decline in over-the-counter equities. Asset management fees were slightly ahead of a year ago. Net interest income was a record $91.9 million, up 23%, on a higher level of interest-earning assets.

Expenses excluding interest were marginally below a year ago. Since the latter part of 1994, Smith Barney has been focusing on reducing fixed expenses, and expects to achieve further reductions in 1995. Since year end 1994, headcount excluding Financial Consultants has been reduced by 4%.

In February, Smith Barney brought in-house all of its stock loan business, representing the end of virtually all of its servicing agreements with Lehman Brothers. In March, the firm completed the move to its new Manhattan headquarters.

At March 31, 1995, Smith Barney had assets under management of $81.9 billion, comparable to a year ago but up from $77.5 billion at December 31, 1994. The growth in assets during 1995 reflects favorable market performance as well as the successful introduction of the SB Principal Return Security & Growth Fund, which totaled $313.5 million. Companywide, the Travelers Group has $125.6 billion in assets under management for third parties.

Results for "Mutual Funds and Asset Management" were previously included in this segment. American Capital Management & Research Inc. was sold in December 1994 and RCM Capital Management's earnings are now reflected in the "Corporate and Other" segment.

                                     CONSUMER FINANCE
CONSUMER FINANCE OPERATING EARNINGS:
          $55.9 MILLION, UP 9% FROM $51.2 MILLION IN 1994 PERIOD

Continued growth in receivables -- up $524.6 million, or 8% from a year ago -- and an increase in net interest margin contributed to the quarter's 9% improvement in earnings. At March 31, 1995, loans outstanding totaled a record $6.97 billion. During the first three months of 1995, $84 million in net receivables were added, representing the second year of growth in the first quarter, which is typically characterized by modest net liquidations.

The average yield on the portfolio was up 21 basis points from a year ago, to 15.43%. Net interest margin increased 14 basis points to 8.65%, reflecting the higher yield offset somewhat by a higher cost of funds.

The charge-off rate for the quarter was 2.16%, down from 2.26% in the 1994 period, but up somewhat -- as expected -- from 2.08% in the last quarter of 1994. 60+ day delinquencies remained low at 1.83% versus 2.00% in the 1994 period and 1.88% in the previous quarter.

Commercial Credit Company increased its number of branches by 44 in the quarter, out of approximately 50 planned for the year, bringing the total number of offices to 872.

                                 LIFE INSURANCE
PRIMERICA FINANCIAL SERVICES OPERATING EARNINGS:
          $54.5 MILLION, UP 12% FROM $48.5 MILLION IN 1994 PERIOD

PFS's earnings gain reflects continued growth in life insurance in force as well as improved mortality results compared to the first quarter of 1994.

New term life insurance sales were $13.4 billion in the quarter, even with the prior year period. Life insurance in force reached a record $337.9 billion, up from $320.3 billion at March 31, 1994, and continued to reflect good policy persistency.

PFS's sales of mutual funds declined from the prior year's record sales of $367 million (at net asset value) for the quarter, to sales of $279 million this year. Net receivables from $.M.A.R.T. and $.A.F.E. consumer loans continued to advance to $1.15 billion, up 33% from $866 million in the 1994 period and slightly ahead of year-end 1994.

TRAVELERS LIFE AND ANNUITIES OPERATING EARNINGS:
          $68.6 MILLION, UP 71% FROM $40.1 MILLION IN 1994 PERIOD

Higher retained investment margins and lower administrative expenses propelled the quarter's earnings growth. Investment margins continue to be helped by the reinvestment of proceeds from real estate sales and the generally higher level of interest rates.

For individual annuities, net written premiums and deposits were $367.3 million, up 16% from $317.1 million in the prior year period, with total policyholder account balances and benefit reserves at $11.2 billion versus $10.2 billion in the previous year. Sales continue to be aided by the success of the Vintage annuity distributed by Smith Barney Financial Consultants, which was launched in June 1994. For group annuities, net written premiums and deposits were $335.8 million (excluding intercompany items) versus $424.7 million in last year's period, while policyholder account balances and benefit reserves were $11.7 billion at quarter-end compared to $13.2 billion at March 31, 1994, with both trends reflecting a planned reduction in guaranteed investment contract activity.

Net written premiums and deposits for individual life insurance were $61.6 million for the quarter, compared to last year's $65.9 million. Individual life insurance in force was $49.0 billion at March 31, 1995 versus $46.0 billion a year ago.

                               PROPERTY & CASUALTY INSURANCE

COMMERCIAL LINES OPERATING EARNINGS:
          $68.5 MILLION, UP 42% FROM $48.2 MILLION IN 1994 PERIOD

The increase in earnings in the quarter was primarily driven by higher investment income and the continued reduction in operating expenses. Catastrophe losses in 1995's first quarter were $0.8 million after taxes and reinsurance. In the 1994 period, catastrophe losses totaled $20.3 million, which were largely offset by favorable loss development on prior years's business.

In the national accounts market, premiums and equivalents were $873.6 million versus $1.1 billion in 1994. This decline reflects selective renewal activity because of the competitive pricing environment as well as continued success in lowering clients's workers compensation losses (which reduces premiums and equivalents), offset in part by stronger new business sales.

Premiums and equivalents in the agency market were even with the 1994 period, as continued growth in industry-specific programs targeted to mid-sized accounts was largely offset by continued softness in small commercial accounts.

Specialty insurance lines registered a 32% increase in premiums, driven by higher production across several product lines.

PERSONAL LINES OPERATING EARNINGS:
          $24.5 MILLION VS. $11.4 MILLION

The year-over-year earnings improvement for the quarter was driven largely by a lower level of catastrophe losses. In 1995, catastrophe losses were $1.6 million after taxes and reinsurance. Results in the 1994 period reflected $19.7 million of catastrophe losses, partially offset by favorable loss development on prior years's business. Higher investment income and lower operating expenses also contributed to the earnings improvement.

Net written premiums in 1995 were $354.3 million, compared to $361.9 million a year ago. Adjusting for the sale of Bankers & Shippers (completed October 1994), premiums on continuing lines were up approximately 15%. The increase reflects reduced reinsurance ceded (due to lower catastrophe exposure) and targeted growth in sales through independent agents.

                               CORPORATE AND OTHER
OPERATING EXPENSE:
          ($33.6 MILLION VERSUS $42.1 MILLION)

The 20% decrease in net expenses reflects a $15 million profit contribution from The MetraHealth Companies businesses and the inclusion in 1995 of the earnings of Travelers's limited partnership interest in RCM Capital Management (previously reported in Investment Services). These benefits were partially offset by higher interest rates on corporate borrowings. MetraHealth began operations on January 3, 1995 as an independent company, comprised principally of the former health care businesses of Travelers Insurance and Metropolitan Life Insurance Company.

Ratio of Earnings to Fixed Charges

The Company's ratio of earnings to fixed charges for the quarter ended March 31, 1995 was 2.09. The ratio of earnings to fixed charges has been computed by dividing earnings from continuing operations before income taxes and fixed charges by the fixed charges. For purposes of this ratio, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.

TRAVELERS GROUP -- SUMMARY OF EARNINGS
(In millions of dollars and shares, except per share amounts)

                                                  For the quarter ended
                                                        March 31,
                                                   1995          1994
                                                   ----          ----

Revenues                                       $4,298.9      $4,768.5
                                                =======       =======
After-Tax Income
Operating earnings                               $338.0        $342.6
                                                 -------       -------

Portfolio gains (losses) from Life and
  P&C Insurance Services                          (18.0)         (2.8)

Gains on sales of subsidiaries                     20.0           --
                                                 -------       -------
Net income                                       $340.0        $339.8
                                                 -------       -------


Preferred dividends                               (20.7)        (20.7)
                                                 -------       -------
Income applicable to common stock                $319.3        $319.1
                                                 ======        ======
Earnings per share:
Before portfolio gains (losses) and gains on
  sales of subsidiaries                          $ 1.01        $ 0.99

  Portfolio gains (losses) from Life and P&C      (0.06)        (0.01)

  Gains on sales of subsidiaries                   0.06           --
                                                 -------       -------

Net Income                                       $ 1.01        $  0.98
                                                 =======       =======
Total average common
  and equivalent shares                           315.5         326.8
                                                 =======       =======

Common shares issued and
  outstanding at period end                       319.7         325.6
                                                 =======       =======

TRAVELERS GROUP -- SEGMENT REVENUES
(In millions of dollars)
                                                For the quarter ended
                                                        March 31,
                                                   1995          1994
                                                   ----          ----
REVENUES

Investment Services
  Smith Barney                                 $1,524.2      $1,452.6
  Mutual Funds and Asset Management (1)              --          40.4
                                                --------      --------
    Total Investment Services                   1,524.2       1,493.0
                                                --------      --------

Consumer Finance Services                         324.0         299.6
                                                  ------        ------

Life Insurance Services
  Primerica Financial Services                    331.7         317.5
  Travelers Life and Annuities                    591.7         545.9
  Managed Care and Employee Benefits (2)             --         913.9
                                                 -------      --------
    Total Life Insurance Services                 923.4       1,777.3
                                                 -------      --------

Property and Casualty Insurance Services
  Commercial lines                                813.0         835.9
  Personal lines                                  359.6         366.3
                                                --------      --------
    Total P&C Insurance Services                1,172.6       1,202.2
                                                --------      --------

Corporate and Other (1),(2)                       354.7          (3.6)
                                                --------      --------

    Total Revenues                             $4,298.9      $4,768.5
                                                ========      ========

(1) American Capital was sold during 1994.  RCM Capital
     Management, the remaining component of what were the Mutual Funds and Asset Management operations in 1994, is reported as part of Corporate and Other in 1995.
(2) Operations comprising Managed Care and Employee Benefits in 1994 were either sold to Metropolitan Life Insurance Company or exchanged for a 50% interest in The MetraHealth Companies, Inc. The 1995 MetraHealth interest, currently 48.25%, together with the revenue from the run-off portion of businesses transferred to MetraHealth, are included in Corporate and Other.

TRAVELERS GROUP -- SEGMENT OPERATING EARNINGS
   (In millions of dollars)
                                                    For the quarter ended
                                                           March 31,
                                                      1995          1994
                                                      ----          ----
   OPERATING EARNINGS

   Investment Services
     Smith Barney                                    $99.6        $144.3
     Mutual Funds and Asset Management (1)              --           8.2
                                                      -----        ------

        Total Investment Services                     99.6         152.5
                                                      -----        ------

   Consumer Finance Services                          55.9          51.2
                                                      -----        ------

   Life Insurance Services
     Primerica Financial Services                     54.5          48.5
     Travelers Life and Annuities                     68.6          40.1
     Managed Care and Employee Benefits (2)            0.0          32.8
                                                    -------        ------
        Total Life Insurance Services                123.1         121.4
                                                    -------        ------
   Property and Casualty Insurance Services
     Commercial lines                                 68.5          48.2
     Personal lines                                   24.5          11.4
                                                    -------        ------
        Total P&C Insurance Services                  93.0          59.6
                                                    -------        ------

     Total business income                           371.6         384.7
                                                    -------        ------
   Corporate and Other (1),(2)                       (33.6)        (42.1)
                                                    -------        ------

       Operating earnings                           $338.0        $342.6
                                                     ======        ======


   (1) American Capital was sold during 1994.  RCM Capital
        Management, the remaining component of what were the Mutual Funds and Asset Management operations in 1994, is reported as part of Corporate and Other in 1995.
   (2) Operations comprising Managed Care and Employee Benefits in 1994 were either sold to Metropolitan Life Insurance Company or exchanged for a 50% interest in The MetraHealth Companies, Inc. The 1995 MetraHealth interest, currently 48.25%, together with the income from the run-off portion of businesses transferred to MetraHealth (amounting to $15 in the 1995 period), are included in Corporate and Other.

INVESTMENT SERVICES
(In millions of dollars)
                                                As of, and for the quarter
Smith Barney, Inc.                                     ended, March 31,
                                                   1995          1994
Revenues:                                          ----          ----

  Commissions                                    $489.6        $607.6
  Investment banking                              116.3         195.6
  Principal trading                               282.4         239.4
  Interest income, net (1)                         91.9          74.7
  Asset management fees                           182.4         181.9
  Other income                                     46.8          50.9
                                                -------       -------
    Total revenues, net (1)                     1,209.4       1,350.1
Expenses:
  Compensation and benefits                       742.2         816.2
  Occupancy, communications                       146.3         135.2
  Other expenses                                  144.6         140.0
                                                -------       -------

    Total expenses                              1,033.1       1,091.4
                                                -------       -------
Income before income taxes                        176.3         258.7
Provision for income taxes                        (76.7)       (114.4)
                                                -------       -------
After-tax earnings                                $99.6        $144.3
                                                =======       =======
Total assets (in billions)                        $41.7         $37.7
Total equity  (in billions)                        $2.4          $2.2
Total regulatory capital (in billions) (2)         $3.0          $2.9
Return on equity                                   17.0%         26.7%
Pre-tax profit margin                              14.6%         19.2%
Retail Brokerage
  Number of registered Financial Consultants     10,994        11,033
  Annualized retail gross production per FC        $261          $335
  Number of offices                                 481           480
  Priced assets in client accounts (in billions) $361.9        $334.6

Asset Management
  Assets under fee-based management ($ in billion):
    Money market funds                            $29.7         $30.8
    Mutual funds                                   28.0          27.3
    Managed accounts                               20.1          19.2
    Assets managed by Financial Consultants (3)     4.1           3.7
                                                  -----         -----
        Total                                     $81.9         $81.0

  Externally managed assets (wrap accts.)         $30.9         $23.8

Investment Banking
  Domestic underwriting (full credit to lead mgr.):
  Equity -- Volume                               $415.0      $1,246.6
         -- Market share                            3.4%          5.4%
  Debt -- Volume                               $3,349.4      $4,125.0
       -- Market share                              2.6%          1.7%
  Municipals -- Volume                         $1,552.9      $4,051.0
             -- Market share                        4.7%          7.1%

Capital Markets/Research
  Number of institutional specialists               390           384
  Number of stocks in which markets are made      1,634         1,653
  Number of research analysts                       141           140
  % of S&P sectors covered by research               96%           94%

CONSOLIDATED TRAVELERS GROUP
ASSETS UNDER MANAGEMENT ($ billion)
  Smith Barney                                    $81.9         $81.0
  RCM Capital Management                           23.9          23.8
  Travelers Life and Annuities                     19.8          20.6
                                                 ------        ------
    Total assets managed for third parties       $125.6        $125.4

(1) Net of interest expense of $314.8 and $102.5 for the three months ended March 31, 1995 and 1994, respectively.
(2) Represents total regulatory capital of broker/dealer subsidiary, Smith Barney Inc.
(3) Included in assets under fee-based management given that the contractual relationships with Smith Barney conform with Institutional Investor standards.

CONSUMER FINANCE SERVICES
 (In millions of dollars)
                                               As of, and for the quarter
                                                     ended, March 31,
                                                    1995          1994
                                                    ----          ----

 REVENUES                                         $324.0        $299.6

 OPERATING EARNINGS                                $55.9         $51.2


 Net receivables
   Real estate-secured loans                    $2,888.0      $2,757.8
   Personal loans                                2,934.6       2,563.3
   Credit cards                                    696.8         684.6
   Sales finance and other                         450.0         439.1
                                                 -------       -------
 Consumer finance receivables,
       net of unearned finance charges           6,969.4       6,444.8
 Accrued interest receivable                        39.0          37.6
 Allowance for credit losses                      (184.2)       (170.4)
                                                 -------       -------
 Consumer finance receivables, net              $6,824.2      $6,312.0
                                                ========      ========


 Number of offices                                   872           799

 Number of credit card accounts                  664,400       554,100



                                                      Quarter ended
                                                         March 31,
                                                    1995          1994
                                                    ----          ----
 Average yield                                      15.43%         15.22%
 Average net interest margin                         8.65%          8.51%
 Charge-off rate                                     2.16%          2.26%
 60+ days past due as % of receivables               1.83%          2.00%
 Reserves as % of net receivables                    2.64%          2.64%

 Finance insurance premiums earned                 $31.8         $26.1

LIFE INSURANCE SERVICES - Page 1
($ in millions)
                                               As of, and for the quarter
                                                      ended, March 31,
                                                   1995          1994
                                                   ----          ----

REVENUES (1)                                     $923.4      $1,777.3

OPERATING EARNINGS
  Primerica Financial Services                    $54.5         $48.5
  Travelers Life and Annuities                     68.6          40.1
  Managed Care and Employee Benefits (1)             --          32.8
                                                  -----         -----
    Total                                        $123.1        $121.4



Statutory Data

Travelers Insurance Company :
  Statutory surplus & capital (preliminary)      $2,415        $1,867
  Surplus to liabilities (preliminary)             12.0%         10.5%



(1) Operations comprising Managed Care and Employee Benefits in 1994 were either sold to Metropolitan Life Insurance Company or exchanged for a 50% interest in The MetraHealth Companies, Inc. The 1995 MetraHealth interest, currently 48.25%, together with the run-off portion of businesses transferred to MetraHealth are included in Corporate and Other.

LIFE INSURANCE SERVICES - Page 2
($ in millions)
                                                As of, and for the quarter
                                                      ended, March 31,
                                                   1995          1994
PRIMERICA FINANCIAL SERVICES                       ----          ----

REVENUES                                         $331.7        $317.5

OPERATING EARNINGS                                $54.5         $48.5

Life insurance issued ($ billion, face amount)    $13.4         $13.4
Life insurance in force ($ billion, face amount) $337.9        $320.3

Number of life policies issued (000)               67.8          69.3
Number of life policies in force (000)          2,084.8       2,014.8

Annualized issued premiums                        $54.9         $47.5

Direct premiums                                  $283.7        $266.0

Earned premiums - PFS Individual term life       $230.9        $208.1
Other                                              19.7          22.9
                                                 -------       -------

  Total                                          $250.6        $231.0
                                                 ======        ======

Mutual fund sales at NAV                         $279.2        $367.0
$.M.A.R.T. LOANs outstanding (1)                 $984.8        $743.6
S.A.F.E. LOANs outstanding (1)                   $162.4        $121.9


(1) These loans are marketed by PFS; the receivables are reflected in the assets of Consumer Finance Services.

LIFE INSURANCE SERVICES - Page 3
($ in millions)
                                               As of, and for the quarter
                                                     ended, March 31,

                                                   1995          1994
                                                   ----          ----
TRAVELERS LIFE AND ANNUITIES

REVENUES                                         $591.7        $545.9

OPERATING EARNINGS                                $68.6         $40.1

Individual life insurance:
  Life insurance in force ($ billion, face amt.)  $49.0         $46.0
  Number of life policies in force (000)          600.3         617.0

  Net written premiums and deposits               $61.6         $65.9
  Life insurance issued ($ billion, face amt.)     $1.5          $2.4
  Number of life policies issued (000)              6.7          10.0

  Policyholder account balances & benefit
       reserves                                $2,090.1      $2,000.0

Individual Annuities:
  Number of annuities in force (000)              617.0         575.0
  Number of annuities issued (000)                 21.3          22.2

  Net written premiums & deposits                $367.3        $317.1
  Policyholder account balances & benefit
       reserves (1)                           $11,238.8     $10,201.0

Group Annuities (2):
  Net written premiums & deposits                $535.8        $424.7
  Policyholder account balances & benefit
        reserves (1),(3)                      $11,652.4     $13,163.3

Individual accident & health:
  Number of policies in force  (000)              492.3         515.9
  Net written premiums                            $82.9         $81.7

(1) Includes general account, separate accounts and managed funds.
(2) Includes $200 of deposits related to the transfer in-house of old Travelers pension fund assets previously managed externally.
(3) Includes $2,501 and $3,712 in guaranteed investment contracts at March 31, 1995 and 1994, respectively.

PROPERTY & CASUALTY INSURANCE SERVICES - PAGE 1
($ in millions)
                                               As of, and for the quarter
                                                     ended, March 31,
                                                   1995          1994
TOTAL P&C INSURANCE                                ----          ----

REVENUES                                       $1,172.6      $1,202.2

OPERATING EARNINGS
  Commercial                                      $68.5         $48.2
  Personal                                         24.5          11.4
                                                 -------       -------
    Total                                         $93.0         $59.6


STATUTORY TO GAAP RECONCILIATION

Net written premiums                             $960.9      $1,075.8
                                                 -------       -------
Net earned premiums                              $863.4        $959.8
Losses and loss adjustment expenses               708.3         813.4
Other underwriting expenses                       241.6         277.6
Dividends to policyholders                          5.0           4.9
                                                 -------       -------
     Total deductions                             954.9       1,095.9
                                                 -------       -------
Statutory underwriting loss                       (91.5)       (136.1)
GAAP adjustments                                  (83.1)        (44.3)
                                                 -------       -------
Adjusted underwriting loss                       (174.6)       (180.4)
Net investment income                             179.2         154.8
Other income                                      114.0          98.4
                                                 -------       -------
Operating income before federal
     income taxes                                 118.6          72.8
Federal income taxes                               25.6          13.2
                                                 -------       -------
Operating income                                  $93.0         $59.6

Net investment income - after tax                $132.1        $114.2
Effective tax rate on net investment income        26.3%         26.2%
Combined ratio  (1)
   Losses and loss adjustment expenses             82.0%         84.7%
   Other underwriting expenses                     25.1%         25.8%
                                                 -------       -------
   Combined                                       107.1%        110.5%

Travelers Indemnity
Statutory capital and surplus (preliminary)(2) $2,080.4      $2,263.6
Premiums to surplus ratio (preliminary) (2)      1.70:1        1.61:1
Total loss and loss adjustment expense
   resereves                                  $10,345.1      $9,827.4


(1) Before policyholder dividends, which are immaterial.
(2) Includes Travelers Indemnity Company, its subsidiaries and affiliated companies.

PROPERTY & CASUALTY INSURANCE SERVICES - PAGE 2
($ in millions)
                                                As of, and for the quarter
                                                       ended, March 31,
                                                   1995          1994
COMMERCIAL LINES                                   ----          ----

REVENUES                                         $813.0        $835.9

OPERATING EARNINGS                                $68.5         $48.2

Net written premiums & equivalents by market: (1)
  National accounts
    Premiums                                     $100.2        $208.7
    Equivalents (2)                               773.4         894.5
                                                 -------       -------
       Total                                      873.6       1,103.2
  Agency
    Premiums                                      408.5         430.9
    Equivalents                                   108.4          83.4
                                                 -------       -------
       Total                                      516.9         514.3
  Specialty - Premiums                             97.9          74.3
                                                 -------       -------

  Total premiums and equivalents               $1,488.4      $1,691.8


Net written premiums by product line:
  Workers compensation                           $200.3        $319.8
  Multi-peril                                      74.6          78.8
  Automobile                                       94.9         102.8
  Other liability                                 125.8         115.7
  Property and other                              111.0          96.8
                                                 -------       -------
    Total                                         606.6         713.9
  Equivalents (1),(2)                             881.8         977.9
                                                --------      --------
    Total premiums and equivalents             $1,488.4      $1,691.8

Combined ratio (3):
  Losses and loss adjustment expenses              86.5%         88.9%
  Other underwriting expenses                      23.4%         22.6%
                                                 -------       -------
    Combined                                      109.9%        111.5%

Statutory Ratio Development:
  Earned premiums                                $546.9        $630.6

  Losses and loss adjustment expenses            $472.8        $560.6
  Other underwriting expenses                     142.1         161.3
                                                 -------       -------
    Total deductions                              614.9         721.9
                                                 -------       -------
  Statutory underwriting gain/(loss)  (3)        ($68.0)       ($91.3)

Catastrophe losses (after-tax)  (4)                $0.8         $20.3

Net investment income (pre-tax)                  $140.5        $123.8

(1) Equivalents represent estimates of premiums that customers would have been charged under a fully insured arrangement and do not equal actual revenues.
(2) Prior year amount restated to include $181.7 of residual market equivalents.
(3) Before policyholder dividends, which are immaterial.
(4) Net of reinsurance.

PROPERTY & CASUALTY INSURANCE SERVICES - PAGE 3
($ in millions)
                                              As of, and for the quarter
                                                    ended, March 31,
                                                   1995          1994
PERSONAL LINES                                     ----          ----

REVENUES                                         $359.6        $366.3

OPERATING EARNINGS                                $24.5         $11.4

Net written premiums by product line:
  Personal auto (1)                              $271.9        $320.2
  Homeowners and other                             82.4          41.7
                                                 -------       -------
    Total written premiums                       $354.3        $361.9

Number of policies (millions)                       1.8           1.9

Combined ratio:
  Losses and loss adjustment expenses              74.4%         76.8%
  Other underwriting expenses                      28.1%         32.2%
                                                 -------       -------
    Combined                                      102.5%        109.0%

Statutory Ratio Development:
  Earned premiums                                $316.5        $329.2

  Losses and loss adjustment expenses             235.5         252.8
  Other underwriting expenses                      99.5         116.3
                                                 -------       -------
    Total deductions                              335.0         369.1
                                                 -------       -------
  Statutory underwriting gain/(loss)             ($18.5)       ($39.9)

Catastrophe losses (after-tax)  (2)                $1.6         $19.7

Net investment income (pre-tax)                   $38.7         $31.0

(1) Premiums written by Bankers & Shippers, which was sold in October 1994, amounted to approximately $50 in the 1994 period.
(2) Net of reinsurance.

                                      SIGNATURE


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



          Dated:  May 9, 1995
                                             TRAVELERS GROUP INC.



                                             By: /s/ William T. Bozarth
                                                ---------------------------

                                             William T. Bozarth
                                             Vice President and Controller